Exhibit 99.2
Final Transcript
Conference Call Transcript

AMIE — Q3 2008 Ambassadors International, Inc. Earnings Conference Call

Event Date/Time: Oct. 29. 2008 / 8:30AM PT

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Final Transcript
Oct. 29. 2008 / 8:30AM PT, AMIE — Q3 2008 Ambassadors International, Inc. Earnings Conference Call
CORPORATE PARTICIPANTS
Blake Barnett
Ambassadors International, Inc. — CFO
Joe Ueberroth
Ambassadors International, Inc. — Chairman, CEO
CONFERENCE CALL PARTICIPANTS
David Cohen
Analyst
Larry Callahan
Huntleigh Securities — Analyst
Jaison Blair
Rochdale Research — Analyst
Matt Probasco
Analyst
David Liebowitz
Burnham Securities — Analyst
Steven Gendal
Analyst
Bobby Melnick
Terrier Partners — Analyst
PRESENTATION
Operator
Good morning and welcome to the Ambassadors International third quarter 2008 earnings conference call.
At this time I would like to turn the call over to Blake Barnett, Chief Financial Officer. Please proceed.
Blake Barnett — Ambassadors International, Inc. — CFO
Thank you, and good morning, everyone. Joe Ueberroth, Ambassadors International’s Chairman and CEO and I are pleased to speak with you today regarding our third quarter 2008 results. First, we’d like to remind listeners that this call may contain forward-looking statements, including without limitations statements regarding anticipated US tax exemption and potential insurance recoveries which involve various risks and uncertainties. The forward-looking statements that we make on this call are based on our current expectations and entail various risks and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements. We believe that such risks and uncertainties, among others, include general economic business conditions, overall conditions in the cruise, marine, travel and insurance industries, potential claims related to our reinsurance business, further declines in the fair market value of our investments, lower investment yields, unexpected events that disrupt our cruise operation, environmentally-related factors, our ability to successfully integrate the operations of the companies or businesses we acquire and realize the expected benefits of our acquisitions. Our ability to successfully and efficiently operate the businesses the we acquire, our ability to compete effectively in the US and international cruise markets, our ability to compete effectively in the US and international marine construction markets, including our ability to obtain contracts, our ability to effectively and efficiently manage our growth, our ability to successfully identify attractive buyers for the Majestic America line and consummate a transaction on favorable terms, our ability to accurately estimate contract risks, our ability to service our debt and other capital requirements. Please refer to our filings with the Securities and Exchange Commission for further considerations of these and other risk factors. We are providing this information and projections as of the date of this call and don’t undertake any obligation to update any forward-looking statements contained on this call as a result of new information, future events or otherwise. With that said, Joe will provide commentary and insight on the business segments and then I will cover the financial results. Following this, we will open the call up for questions. Now I’d like to turn the call over to Joe.

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Final Transcript
Oct. 29. 2008 / 8:30AM PT, AMIE — Q3 2008 Ambassadors International, Inc. Earnings Conference Call
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
Thank you, Blake, and good morning, everyone. Before Blake reviews the results for the third quarter, I will provide a brief overview of our business. In Majestic America Line, we are near completion of the 2008 operating season. The Empress of the North operated her final sailing which concluded on August 9, 2008. The Columbia Queen concluded her final sailing on October 25, 2008. The Delta Queen will finish her season this Friday and the American Queen and the Queen of the West are set to finish their seasons on November 15 and 16, respectively.
We continue to be successful in our plan to wind down the business and reduce expenses. We ended the third quarter with an operating profit of $280,000 compared to an operating loss of $6 million in the third quarter of 2007. The revenue year-to-date has decreased by approximately $5.7 million or 9% compared to 2007. However, our expenses over the same time period have decreased approximately $18 million or 20%. The Windstar’s third quarter financial results are down compared to the third quarter of 2007. However, when you take into consideration the difficult operating environment less operating days, record fuel prices and the weak dollar, achieving operating income in excess of $5 million for the quarter is impressive. Our occupancy for the quarter was approximately 95% and our average per diem was slightly ahead of last year. The impact of the increase in fuel and logistics were roughly $1.5 million compared to the third quarter of 2007. As we look forward, we see continued pressure on bookings. However, we will have some relief with lower fuel costs and a strengthening dollar.
Another significant development occurred yesterday. We resolved our dispute with Holland American line which will net our company $2.6 million which will be a benefit realized in the fourth quarter. The marine segment had a solid third quarter. We reported operating income of $1.5 million for the quarter which includes a reserve of approximately $1 million related to a project in Northern California that was financed by Lehman Brothers. At the end of the third quarter, our backlog was $52 million compared to $41 million at the end of the second quarter. Another significant development is that the option held by Nishida Tekko to purchase 25% of Bellingham Marine for approximately $3.5 million has been eliminated at no cost to the company.
As we look forward, the economic environment continues to be challenging for many of the developers who are relying on financing to move their projects forward. For 2009, we see a decline in the total number of construction projects that will commence compared to 2008, however, we are confident in our ability to compete with our competitors and retain a lion’s share of the business. Our travel and events division posted operating income of $1.6 million for the third quarter compared to $30,000 in the third quarter of 2007. Year-to-date, our operating income is approximately $3 million versus $1.7 million in 2007. We are very pleased with these results considering how challenging the business climate is today.
Before turning the call over to Blake, I will take a moment to discuss the sale of the Majestic assets and the direction of Ambassadors. First, I do not foresee a sale of Majestic American line as an entity. There is sincere interest in our vessels, but the interest is on a vessel-by-vessel basis. When asked about the potential of sale in the immediate future, I’m obviously concerned due to current economic conditions, the state of our financial markets and the lack of available financing. With that said, we continue to pursue all proposals and alternatives. At the same time, we are preparing to lay up our vessels for an extended period if necessary. If we can’t sell the American Queen over the next couple of months, we plan on handing her and her debt back to MARAD and the remain five vessels are debt-free.
As to the future direction of Ambassadors, in order to look forward, I must also look backwards. I came to Ambassadors at the end of 2003 to allocate capital. Our vision was to buy assets or companies in the leisure business and attract talented people to run those businesses. In hindsight, over the last couple of years, I firmly believe that we executed many favorable transactions and, for example, I’m very pleased with our track record in the marine segment. At the same time, I also acknowledge that no matter how well structured or how little capital was required, our investment in the domestic river boat business was a very bad investment. We flat got it wrong. The result of our investment in the domestic river cruise business has caused deterioration of shareowner value and has put a real strain on the other three good businesses within Ambassadors. In addition, the company now has a balance sheet with significant debt, large NOLs and the focus of the company’s cash will be on existing operations for the foreseeable future.
Although it had not been my intent as recently as two months ago to resign from the company, for some time I have seen that my role, my position needs to change to reflect the needs of the company as it is today. My plans were and continue to be to restructure the company to meet its current size requirements and demands. The emphasis on a holding company that allocates capital no longer exists. As Ambassadors heads into 2009, it requires a leaner corporate structure. We must look at everything from the board all the way down to office facilities. We also recognize that we have three good but not synergistic businesses. We have a stock price that is roughly $1.50, and we have a broken convertible that’s trading at $0.25 on the dollar and there still aren’t any buyers. As we look forward, I have two objectives: First, preserve cash and survive through the tough times ahead.

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Final Transcript
Oct. 29. 2008 / 8:30AM PT, AMIE — Q3 2008 Ambassadors International, Inc. Earnings Conference Call
Now that Majestic is winding down, we have three businesses that have sustainability. Our marine segment is the leader in its industry. This economic downturn will have an impact, but at the same time, it offers an opportunity as fringe players will be looking for help. The success of our travel and events business is driven by our convention business. Although we are concerned with the attendance at conventions, it is a stable business where we are able to compete effectively. Windstar is a capital intensive business with high fixed costs, however, over the last 18 months, we have been able to improve our product, our customer satisfaction and continue to differentiate our product in an industry that is getting more and more commoditized.
As we look at the economic downturn, we are pleased with our position in the marketplace. We believe that our focus on casual elegance, our commitment to service as well as our value proposition versus our competitors’ serves us well as we compete for the discerning traveler. The second objective is to explore all of the alternatives and options that are available to us. We should and will look at all our businesses and assets and ask a difficult question: is it better to operate, monetize or leverage? I believe that there could be a significant benefit to the company if we leveraged or monetized a business or some assets. Having additional cash on the balance sheet has some real benefits. Having additional capital to invest in the remaining businesses has real merit. Creating a market for the bonds would benefit both the company and the bond holders. Buying stock at $1.50 should be accretive over time. Now, I will turn the call over to Blake for a review of the third quarter financial results.
Blake Barnett — Ambassadors International, Inc. — CFO
Thank you, Joe. For the third quarter 2008, Ambassadors generated the following results. Revenue of almost $84 million compared to $95 million in 2007, total cruise revenue was down almost $6 million in Q3 of 2008, of which Windstar accounted for almost $2 million while Majestic was off just under $4 million. The Windstar line had seven fewer operating days and about 3,600 fewer PCDs in Q3 of 2008 versus 2007. Per diems were up slightly, which helped offset some of the guest shortfall. Majestic had about 151 fewer operating days which drove about 16,000 of the 22,000 fewer PCDs in this quarter versus 2007. Ending the Empress’s season on August 9 accounted for about 28% of the shortfall in operating days. Per diems were up almost 9% which helped offset the PCD decline. Revenue in our marine operations declined about $7 million versus Q3 of 2007 largely due to timing of project completion.
As Joe noted up front, the backlog in the marine division increased by over $11 million from Q2 to just over $52 million in the quarter. The travel and events business was up $1 million dollars due to strong results from the convention services portion of that business. Operating expenses were $76 million for the quarter, down almost $14 million versus year ago. Operating costs decreased at Majestic over $10 million, almost $5 million of the savings was realized in lower SG&A driven by our cost reductions as well as avoided ‘09 marketing and advertising costs. In addition, cruise operating expenses were down almost $5 million, driven by lower occupancies as well as cost reduction efforts. We saw decreases across most P&L line items except fuel. Windstar operating expenses were up almost $2.8 million of which $1.2 million is driven by fuel. Other drivers of the increase were $500,000 in depreciation primarily associated with the Q4 dry dock and other improvements for the Windstar as well as crew travel, freight and logistics. Finally, the cost of marine revenues declined just over $5 million on lower revenue in the quarter. As Joe stated earlier, our marine division also recorded a reserve of approximately $1 million dollars in the quarter related to a project in Northern California financed by Lehman Brothers. We booked other income of $3 million in the quarter versus almost $1 million dollars of expense in 2007. We booked a $3.1 million gain on the disposal of the Empress. Other income also included $1.1 million in insurance recoveries from a 2006 Empress claim. Interest income was down $1 million dollars versus 2007 on lower overall invested cash balances while interest expense was down due to the return of the Empress. In total for the quarter, we reported net income of just under $10 million or $0.81 per diluted share compared to $400,000 or $0,03 per diluted share in 2007. Excluding the one-time gain for the Empress and the out of year insurance recoveries, our earnings per share would have been about $0.48, still well ahead of last year.
Turning to the balance sheet, cash and cash equivalents decreased by about $12 million to $10 million from where we ended 2007. Restricted cash dropped by $4 million to $27 million reflecting the return of restricted cash from our credit card processor associated with Majestic net of continued restrictions on Windstar. Accounts receivable were down over $4 million, largely due to collections in the marine division offset by seasonal increases in the travel and events business as well as cruise. Accounts payable declined over $7 million, mostly attributable to the marine divisions’ lower volume in the quarter as well as $2 million from cruise. Passenger and participant deposits decreased almost $14 million, which was largely due to Majestic, with seasonal declines in Windstar as well. Consistent with the tax valuation allowance established at the end of last year, we did not receive a tax benefit on the domestic losses incurred through the nine months ended September 2008. The company is continuing to assess our tax planning strategies as we look toward the sale of Majestic. One of the important items I discussed on the last two calls is the return of cash from our credit card processor associated with the wind down of Majestic. As you can see from some of the figures I just highlighted, the process has been working well for many weeks. Additionally, the restriction on the Windstar line was stopped in late October, which was earlier than expected. We continue to find ways to reduce cash expenses at Majestic. Even with these reductions and the assumed return of all restricted cash, Majestic will be in an earnings loss position for the year and a net user of cash. Beyond Majestic, we continue to look at our operating and corporate structures to further reduce expenses into 2009. That roughs up our financial review and now I’ll turn the call back over to Joe.

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Final Transcript
Oct. 29. 2008 / 8:30AM PT, AMIE — Q3 2008 Ambassadors International, Inc. Earnings Conference Call
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
Thank you. And now we open up the lines for questions.
QUESTION AND ANSWER
Operator
(Operator instructions). We’ll pause for just a moment to compile the Q&A roster. Your first question comes from David Cohen. Your line is open.
David Cohen Analyst
Hey Blake, Joe, how are you guys doing?
Blake Barnett — Ambassadors International, Inc. — CFO
Good.
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
Hi.
David Cohen Analyst
Just, I guess, a couple of questions. I’ll ask one and then a follow-up and then I’ll get back in the queue. Can you just give me a little bit more color on the Windstar for 2009 in terms of cash flow? I know you think the booking environment is weak and it is, I can’t imagine anybody wants to be booking Middle Eastern cruises in March of — through June of next year when the market is down 30% in the last two months, but can you give me any color on the numbers? I mean, cash flow, cash flow positive, negative, anything?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
It’s really difficult to predict the booking trends because they aren’t following typical patterns. We believe that in 2009, we can see a drop in our revenue. We also think that we will benefit from a stronger dollar and lower fuel prices. This year, if we cash — if our EBITDA is roughly $9 million to $10 million, let’s call it $10 million of positive cash flow for year 2008, could we achieve that in 2009? We are going to work hard to do that. Could we — if the booking trends reverse and we see a stronger demand, could we do better potentially? The issue with cash flow for next year is that we have one dry dock of the Windsurf that we must do and —
David Cohen Analyst
How much does that run you?

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Final Transcript
Oct. 29. 2008 / 8:30AM PT, AMIE — Q3 2008 Ambassadors International, Inc. Earnings Conference Call
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
It’s — we are in the planning stages. The minimum cost is usually $2.5 million dollars, things that we are required to do.
David Cohen Analyst
Okay.
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
It’s also a time where we can look at other modifications that we need — that we should do.
David Cohen Analyst
Right.
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
But so a range of $3 million to $5 million is what we are working with, and then we have the potential — and right now, scheduled to do a dry dock of one of our smaller vessels, and that dry dock is usually between $2 million and $2,5 million dollars in total, but we have the potential if we want to, to push that out to 2010.
Blake Barnett — Ambassadors International, Inc. — CFO
David as we —
David Cohen Analyst
Go ahead.
Blake Barnett — Ambassadors International, Inc. — CFO
Just as we have discussed before, keep in mind that when you get in there and actually start doing these dry docks, you’re never quite sure what you’re going to find, so Joe is talking about what we had planned for, but that always has the potential to increase.
David Cohen Analyst
I totally understand that. How often do these dry docks have to get done for these ships?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
The requirement is that you dry dock each ship two times in a five-year period, and there can never be more than three years between dry docks.
David Cohen Analyst
Okay. That’s good. Just a quick follow-up on that. You talked about your NOLs. Can you quantify how much in NOLs you guys have over there?

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Final Transcript
Oct. 29. 2008 / 8:30AM PT, AMIE — Q3 2008 Ambassadors International, Inc. Earnings Conference Call
Blake Barnett — Ambassadors International, Inc. — CFO
Yes, I don’t think we have ever talked directly about that number. If you think about last year coming off a $35 million loss on the Majestic side alone, you can begin to get your mind around the size of that number, but it’s, say it’s north of $40 million anyway.
David Cohen Analyst
Right. I mean, that should probably figure into your commoditization, monetization discussion, right?
Blake Barnett — Ambassadors International, Inc. — CFO
Absolutely.
David Cohen Analyst
I’ll get back in queue and ask you guys about that in a little bit. Thanks for answering questions, guys.
Blake Barnett — Ambassadors International, Inc. — CFO
Sure.
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
Thank you.
Operator
Your next question comes from Larry Callahan. Your line is open.
Larry Callahan — Huntleigh Securities — Analyst
Yes, hi. I see long-term debt of $123 million and is that composed of the $94 million of converts and is the rest MARAD debt?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
Correct, yes.
Larry Callahan — Huntleigh Securities — Analyst
So there is about $29 million of MARAD debt on the American Queen?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
It’s a little bit less, there’s $97 million dollars of convertible debt and then the rest is debt on the American Queen.

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Final Transcript
Oct. 29. 2008 / 8:30AM PT, AMIE — Q3 2008 Ambassadors International, Inc. Earnings Conference Call
Larry Callahan — Huntleigh Securities — Analyst
And again, putting those boats back to MARAD has no other financial consequence? I mean, do they have to be put back to them in certain condition or anything like that?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
Yes, they do, but that we don’t see as a concern.
Larry Callahan — Huntleigh Securities — Analyst
Okay. And has there been any progress on the — the Delta Queen is for certain no longer going to be able to sail and has there been any progress on the sale of that boat and would it have more attraction to a buyer than any of your other boats for historical reasons?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
For historical reasons, it has more attraction than our other vessels. However, if we are able to get an operating exemption, which is still — people are working very hard to do, and specifically right now, it’s through the Senate, I think at that time she becomes much more valuable.
Larry Callahan — Huntleigh Securities — Analyst
What is sort of the deadline on either achieving that or giving up on that effort? I mean, will that go on for another year or more?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
I think that effort has the real ability to continue for quite a while. The vessel will not operate in 2009. It’s just too late to try to put her back into service. But I think the efforts will go through 2009 until it’s successful.
Larry Callahan — Huntleigh Securities — Analyst
Okay. And would there be a substantial gain if the American Queen was put back to MARAD?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
No, no, there will not be a gain. I think if we put it back on the books, it will be a slight loss.
Blake Barnett — Ambassadors International, Inc. — CFO
Slight loss, correct.
Larry Callahan — Huntleigh Securities — Analyst
Okay. Thank you very much.
Operator
Your next question comes from Jaison Blair. Your line is open.

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Final Transcript
Oct. 29. 2008 / 8:30AM PT, AMIE — Q3 2008 Ambassadors International, Inc. Earnings Conference Call
Jaison Blair — Rochdale Research — Analyst
Good afternoon, guys.
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
Hello, Jaison.
Jaison Blair — Rochdale Research — Analyst
Hi. I was wondering if you could — assuming that there’s no transaction over the next two quarters, if you could walk me through exactly how much liquidity you have available and what types of uses of cash you may have, either you have outstanding payables or a dry dock. If we just — let’s not assume anything for the cash generator from the business. Just can you talk us through kind of what your liquidity situation is and what are your cash needs to just get you through the next two quarters?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
Jaison, we are not in the business of making future predictions based on a lot of different assumptions, but the large picture is that the cash that we have on hand would be utilized within the business. The cash that we have at Windstar will be utilized for operations and for the dry docks. There’s a little bit of excess cash in our marine group, but right now, as I said earlier, it’s our objective to preserve cash.
Jaison Blair — Rochdale Research — Analyst
Of the $9 million in cash you have, how much of that is at Windstar and how much of that is in the US?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
I would say the majority of it is within our marine group that’s unrestricted.
Jaison Blair — Rochdale Research — Analyst
And when did you plan the Windstar dry dock? Is that this winter?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
The Windstar dry dock will be during the first quarter of 2009.
Jaison Blair — Rochdale Research — Analyst
And do you perceive that you have enough cash at Windstar to basically quit — that Windstar can be self-funding through the winter?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
Correct.
Jaison Blair — Rochdale Research — Analyst
Okay. So of the cash, if we exclude Windstar then, of the cash you currently have on the balance sheet, the $9 billion and then the restricted cash, how much more cash either will be generated from restricted cash?

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Final Transcript
Oct. 29. 2008 / 8:30AM PT, AMIE — Q3 2008 Ambassadors International, Inc. Earnings Conference Call
Blake Barnett — Ambassadors International, Inc. — CFO
Well, the balance of the restricted cash associated with the Majestic unwinds over the next month or so, as the sailing is complete on Majestic. So that cash pretty much funds Majestic as it continues to wind down through November. So other than — Windstar’s restricted cash, as we have talked about a couple of times, was increased as we know, we talked about that on the last two calls, and we are currently in discussions with our credit card processor about is that is at the appropriate level of cash given what we expect for the business in ‘09.
Jaison Blair — Rochdale Research — Analyst
So how much of the Majestic cash would become — restricted cash comes available to you?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
All of it will become available. Most of it will be used in the wind down of the operation.
Jaison Blair — Rochdale Research — Analyst
And what do you think the wind down costs are going to be for you?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
It’s hard for right now. We only have a few more weeks of operation. How long will the payable tail last, I’m not sure, but I think potentially, we’ll have $1 million dollars in excess when the wind down is completed.
Jaison Blair — Rochdale Research — Analyst
You’re saying after the wind down, because I remember on the last call, you basically said that if there was — if no transaction took place, you thought it was going to be — you had a — you were going to have a tight cash situation. I’m just trying to clarify, given what you see today, if you’ve got enough cash to basically wind this business down and move into ‘09 with a clean pallet, I guess.
Blake Barnett — Ambassadors International, Inc. — CFO
Yes. We think that with the restricted cash coming back as Majestic winds down, rather, and as the accounts payable and other current liabilities have been unwinding as we go, so to speak, we think at this point from what we know, there’s enough cash to wind down Majestic.
Jaison Blair — Rochdale Research — Analyst
Okay. Thank you. That’s great. And then one last question, if you don’t mind. You talked about how you thought it might be prudent to sell an asset to put cash on the balance sheet potentially for operating the businesses or investing the businesses, maybe buying back some of the stock and potentially, to convert. Are you talking about a business other than Majestic, and how would you think about — if that’s the case, if I understood it correctly, how would you think about which business and how you would maximize value for those businesses?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
Jaison, we are not going to give you extensive detail, but we will tell you we are thinking beyond just Majestic.
Jaison Blair — Rochdale Research — Analyst
Okay.

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Final Transcript
Oct. 29. 2008 / 8:30AM PT, AMIE — Q3 2008 Ambassadors International, Inc. Earnings Conference Call
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
We need to look at all of our businesses and say, what are the opportunities ahead of us or potentials are there, and it’s something that all of it’s on the table, it doesn’t mean that we will sell the business, but management is considering all options.
Jaison Blair — Rochdale Research — Analyst
Okay. Great. Thank you. I’ll get back in the queue.
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
Thank you.
Operator
Your next question comes from [Matt Probasco]. Your line is open.
Matt Probasco Analyst
Hey, good morning, guys. I wanted to check about the Majestic sale. Back in quarter 1 you had said that it didn’t look like you were — had any plans to default or to return the ships to their creditors. I wondered if you could give me an idea of — I mean, I think it’s probably pretty obvious, but if you could give me an idea of why that happened and secondly, when the plan is to return the American Queen.
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
We — first of all, the — we have already given back the Empress of the North.
Matt Probasco Analyst
Right.
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
When we talked to potential buyers, there just wasn’t interest in that vessel with that amount of debt, and we look — we did have many interested parties or several interested parties who were looking at Majestic American line as an entity, and really, the lack of financing made it difficult and we just — as I said earlier, I don’t see a viable party today that’s looking at the entire entity. The American Queen will go back in the next several months and that’s going to be a discussion that we have with MARAD on how to best do that transition.
Matt Probasco Analyst
Okay. Part 2 of this, as Majestic is looking more and more likely not to be sold as a whole, but the ships in parts, will that be the end of the brand and if so, what will happen to your physical facilities, your branding, your staff, that kind of stuff?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
Most of the wind down of Majestic has already occurred from a land side staff perspective. The Majestic brand, we own it. I don’t think it has tremendous value. I don’t think it has much value. We still own the other brands, being the Delta Queen and the American West Steamboat Company and those might have some value. We have extensive customer lists that could have real value to other operators, but as we wind down that business, will no longer exist.

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Final Transcript
Oct. 29. 2008 / 8:30AM PT, AMIE — Q3 2008 Ambassadors International, Inc. Earnings Conference Call
Matt Probasco Analyst
Okay. Thanks so much.
Operator
Your next question comes from David Leibowitz. Your line is open.
David Liebowitz — Burnham Securities — Analyst
Thank you and good morning. In terms of the monetization that you alluded to, have you done anything beyond planning for it? Have you had meetings with investment bankers or other entities?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
We have been active in that area, so it’s further beyond just internal discussions.
David Liebowitz — Burnham Securities — Analyst
And you indicated that all options are on the table in the sense of the entire company perhaps being for sale, or is that reading too much into your statement?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
That would be reading too much into our statement.
David Liebowitz — Burnham Securities — Analyst
And it does, though, go well beyond Majestic?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
It does.
David Liebowitz — Burnham Securities — Analyst
Okay. And do you have any time schedule that if we reach a certain drop dead date and there has been no further progress, there are other options you would be pursuing?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
Right now, the first objective is we have three good businesses and we are going to operate them through difficult times, and so we do not have to make a transaction. What we have stated is that we see that there could be some real benefits to the company, to our share owners if we do pursue potential alternatives, and so we are doing both concurrently.

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Final Transcript
Oct. 29. 2008 / 8:30AM PT, AMIE — Q3 2008 Ambassadors International, Inc. Earnings Conference Call
Blake Barnett — Ambassadors International, Inc. — CFO
David, just to clarify a little bit and Joe said in his opening comments, I mean the last couple of questions have been around sale of assets and so forth, but Joe also talked about leveraging up certain assets as appropriate. So I think when we say all options are on the table, it’s broader than just straight asset sales, if that makes sense.
David Liebowitz — Burnham Securities — Analyst
I’m not sure. It makes sense to you. I’m not sure it has enlightened me any, but let me just try one last question on the topic, and that is, is there a dollar amount that is a minimum for which you would go forward on a transaction and if so, could you share with us the magnitude that if there isn’t 5 or 10 or whatever number millions of dollars, there will be no transaction, regardless of which transaction it might be?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
That’s difficult because we are considering a lot of different options. I mean, we have some assets that, being Majestic vessels, that we would sell — if, we look at Contessa, you’re talking about an asset that we wouldn’t be looking for $10 million for. But if we are looking at transactions, we would want to get a good value for an asset if we were going to sell an asset and the other part is, we have talked about before on calls, but we are very active is, how do we bring in cash, maybe by leveraging assets such as Windstar?
David Liebowitz — Burnham Securities — Analyst
And just the last question on the Majestic. Have you marked it down to market on the balance sheets? You said you felt there was residualy very little value in Majestic. Has that been marked down on your balance sheet appropriately or accordingly?
Blake Barnett — Ambassadors International, Inc. — CFO
What I think Joe referred to is the brand name itself, Majestic, not the assets. The assets are still being actively marketed. To answer your question directly, no, we have not taken any impairment in the quarter. We don’t believe that that’s appropriate at this time, and we have worked closely with our auditors and they are in concurrence with that.
David Liebowitz — Burnham Securities — Analyst
Okay, thank you very much.
Operator
Your next question comes from [Steven Gendal]. Your line is open.
Steven Gendal Analyst
Hi, guys. Joe, when you said that the excess cash from the wind down of Majestic was potentially $1 million dollars, were you — was that assuming no asset sales?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
Correct.
Blake Barnett — Ambassadors International, Inc. — CFO
Yes.

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Final Transcript
Oct. 29. 2008 / 8:30AM PT, AMIE — Q3 2008 Ambassadors International, Inc. Earnings Conference Call
Steven Gendal Analyst
Okay. Let’s assume you don’t sell any of the boats this year and as you said, you lay up the Majestic vessels next year. What’s the cost associated with doing that?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
We don’t have the exact number. The two major functions is leasing space to park the vessels and the second one is insurance, and that is one that we are continuing to explore our options. We — there will be a toss to lay up the vessels, and if we are laying up five vessels, it could get to be a million dollar number. I put that out there, but we are not — that — we’re not in a position to give you a hard number of what the carrying costs would be.
Steven Gendal Analyst
And, again, your million dollar asset number did not include layup costs?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
No I’m saying that would — no, it did not include layup costs for 2009.
Steven Gendal Analyst
So at what point do you — or have you thought about whether it makes sense to file bankruptcy for the Majestic entities to limit the exposure of the other businesses and the parent company to further cash outlays?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
We — right now we do not have plans to do that.
Steven Gendal Analyst
Okay. Is there — I mean, if you’re unsuccessful selling the vessels this year, is that something you’s consider next year?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
I think it’s prudent for us to consider all options. I don’t think that is a priority, but if we ever got to a position where we thought it was better to take that type of action than try to continue to retain the boats and sell them for a substantially higher value —
Steven Gendal Analyst
Wouldn’t you still be able to sell the boats and retain them?
Blake Barnett — Ambassadors International, Inc. — CFO
Well, I think, Steven, the whole discussion of, an extended discussion on your question is a little bit — is certainly premature at this point. I think there’s enough other things that we are working on that supersede what you’re talking about. Joe’s point is, yes, we consider all options, but there are a lot of things we are working on in front of that option.

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Final Transcript
Oct. 29. 2008 / 8:30AM PT, AMIE — Q3 2008 Ambassadors International, Inc. Earnings Conference Call
Steven Gendal Analyst
Thank you.
Operator
Your next question comes from Bobby Melnick. Your line is open.
Bobby Melnick — Terrier Partners — Analyst
Thanks for taking the question. I had a question for the Chairman, and first of all, I applaud your statement earlier in this conference call in which you, frankly, fell on your sword in which you said there were some decisions under your auspices that did not directly benefit the company and certainly contributed directly or indirectly in harming the shareholders. By your own acknowledgement, some of the acquisition strategies have been — caused erosion in the company’s enterprise value and equity value and current status, and so, it’s a very noble gesture on your part to make that statement and to recognize that your role going forward should be diminished or certainly altered, and that there’s a need for significant cost cutting at corporate, given the current structure and climate in which we operate. On the other hand, in an 8-K filing on September 19, the company acknowledged that by voluntarily terminating your employment agreement without good reason, it entitles you to $2.9 million in cash severance, and I’m wondering how to reconcile these two seemingly disparity observations. Any thoughts on how I might better interpret those two signals? Thanks.
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
Okay. Valid question. You kind of rephrased what I’ve said a little bit differently, but to get to the reconciliation of the two, in September, we had significant board discussions with regard to my role in the company and what was proper and appropriate. In order to resolve that, I decided it was best to resign and I did it without good reason to give 12 months and basically, there’s no immediate financial impact. I am concerned with what the company looks like without my involvement, but there is a contractual obligation to me, but it’s really at my sole discretion if I want to take the $2.9 million at the end of the September 19, 2009, and the only statement further I’lll make on it is, I have a track record for not taking what’s obligated to me, and I think you can see that in last year, when there was an obligation of a bonus to me and I forfeited that obligation. But there currently is a contractual obligation to me, but it’s not today and it’s something that I will assess over the next 11 months.
Operator
Your next question comes from David Cohen. Your line is open.
David Cohen Analyst
Hey, guys. I don’t know if Bobby got the memo that activist investing in $30 million companies sort of doesn’t work in this environment. One thing I wanted to go back on, and I know that you guys really, really want to talk about the monetization question because you haven’t gotten enough questions about it so far. What is your experience with Majestic in this environment sort of pointed effect that it’s tough to monetize assets in asset sales or, given the credit environment, tough to leverage up assets or anything like that?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
Clearly, it’s a tough environment, it’s something that we are exploring. But at the same time, it is clearly a tough environment considering the financial conditions out there, the lack of anybody getting debt today.
David Cohen Analyst
Could you guys — you guys do agree that you have good businesses, right?

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Final Transcript
Oct. 29. 2008 / 8:30AM PT, AMIE — Q3 2008 Ambassadors International, Inc. Earnings Conference Call
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
We do.
Blake Barnett — Ambassadors International, Inc. — CFO
Yes.
David Cohen Analyst
And unless you guys are going to get — are going to monetize those in — I don’t want to say shareholder friendly, because I’m not going to use stupid investment activist terms, but in optimal ways to monetize them. I mean, there’s no reason for you to monetize them if you can’t do it optimally, right?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
We agree. If it doesn’t drive shareowner value, we won’t make a decision that we think is detrimental to share owner value. But we believe under certain circumstances, and we don’t want to get into greater detail, we don’t think it benefits the shareowners, if there was an opportunity that — to leverage an asset or monetize an asset that we thought would allow us to drive shareowner value, that’s something we would consider. Is this a difficult market to do that in? Yes, it is.
David Cohen Analyst
No, I absolutely agree with you guys, and given that you’re staying on and given your own stated role as capital allocator, it’s basically your job to figure out what’s best — what the best allocation of capital within the company is and if you could figure out how to do things intelligently, go ahead. That should be on the table all the time, good times, bad times, high stock price, low stock price, optimal capital allocation is always important. I think you would agree with me there, right?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
I certainly do.
Blake Barnett — Ambassadors International, Inc. — CFO
Absolutely.
David Cohen Analyst
One thing I did not understand and I think it was either in your original statements or in answer to somebody else’s question, you talked about making sure there’s a market in your convertibles. What exactly do you mean by that?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
Right now our convertible, which is an obligation that we have several years out, is trading at a significant discount and there still doesn’t appear to be many buyers, and it is something that, for example, if we could leverage a business, we should look at potentially being a buyer of that convertible at these prices.

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Final Transcript
Oct. 29. 2008 / 8:30AM PT, AMIE — Q3 2008 Ambassadors International, Inc. Earnings Conference Call
David Cohen Analyst
Okay. So that’s what you were talking about. No, I 100% agree with you. The IRRs on that debt right now are something like I think 40% or 50% annually. I’m not — I don’t have my DCF spreadsheet in front of me. I did this a while ago, but even at $0.50, your IRR is greater than 20% so at $.025 I’m assuming it’s a great IRR if you can monetize something or leverage up Windstar and, Blake, I know I’ve had conversations with you about that in the past.
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
And we have bond holders who would like to be able to sell their bonds and we have an obligation to definitely look at that possibility.
David Cohen Analyst
No. I — go ahead.
Blake Barnett — Ambassadors International, Inc. — CFO
Because we have — the other thing to Joe’s point that we need to look at, and Joe said this in his opening remarks, is the stock’s trading at $1.50 or it was $1.85 last I looked before I came in here, but I think there’s opportunities on the equity side as well, so that’s just another set of calculus that we go through internally as we look at what we might do with cash.
David Cohen Analyst
Right. No, 100%, there’s opportunities everywhere. One other thing and I want to sort of get your reaction on this. Last quarter, you talked about liquidity on the conference call. My impression, and I don’t want to get into this discussion too much because I know that you don’t want to, but my impression is that you’re a little bit more comfortable today than you were exactly three months ago given your balance sheet. I mean, your balance sheet looks a little bit better in terms of your current ratio, not much, but a little bit. You have that — you resolved that issue with Holland America, Windstar is — seemingly looks like it will fund itself. I mean, it sounds — I don’t want to say we’re all in the clear, but it sounds a little bit better than last time, correct? Or incorrect?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
I have a somewhat different answer. I think the outcome of Majestic was concerning for us because there was a lot of unknowns. When you close down a business do you get mass cancellations. We looked at operating incidents, and we still have a couple weeks to operate, but that business has — there’s a lot less risk and uncertainty related to Majestic which is very critical to us from a management standpoint. So we are much more confident now and less concerned than we were with regard to Majestic three months ago. The only thing that I would counter is none of us saw the severity of the financial crisis that we have in front of us today, and we are just concerned on bookings and those things going forward. Right now, we are not in a panic, but we have real concerns what does ‘09 have in store for us? How bad are things going to get? Because we’re going through historic times.
David Cohen Analyst
Right. No, I understand that. But it’s good to get that color from you on how you look at the business and your comfort level with operational risks, so I appreciate those comments. Thanks, guys, and I thought the quarter was great. I thought you delivered on your numbers for Windstar and looking forward to better quarters later.
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
Thank you.
Blake Barnett — Ambassadors International, Inc. — CFO
Thank you.

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Final Transcript
Oct. 29. 2008 / 8:30AM PT, AMIE — Q3 2008 Ambassadors International, Inc. Earnings Conference Call
Operator
Your next question comes from Larry Callahan. Your line is open.
Larry Callahan — Huntleigh Securities — Analyst
Yeah, I just wanted to clarify, Windstar still has three ships, correct?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
Correct.
Blake Barnett — Ambassadors International, Inc. — CFO
Yes.
Larry Callahan — Huntleigh Securities — Analyst
And which — which ship is going to be in dry dock?
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
The Windsurf will be in dry dock. It’s a large vessel that has — carries 312 passengers.
Larry Callahan — Huntleigh Securities — Analyst
Okay. Thank you very much.
Operator
At this time there are no more questions.
Joe Ueberroth — Ambassadors International, Inc. — Chairman, CEO
Well, then, we’ll conclude the third quarter call, and we thank everybody for their participation, and we look forward to our fourth quarter call in 2009. Thank you.
Operator
This concludes today’s conference call. You may now disconnect.

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Final Transcript
Oct. 29. 2008 / 8:30AM PT, AMIE — Q3 2008 Ambassadors International, Inc. Earnings Conference Call
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